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                                                             Exhibit 5
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                                                        March 21, 1997

Jones Intercable, Inc.
9697 E. Mineral Avenue
Englewood, Colorado  80112

     Re:  JONES INTERCABLE, INC.
     8 7/8% SENIOR NOTES DUE 2007

Gentlemen:

     I have acted as counsel for Jones Intercable, Inc., a Colorado corporation (the "Company"), in connection with the authorization, issuance and sale by the Company of $250,000,000 principal amount of its 8 7/8% Senior Notes Due 2007 (the "Notes"), pursuant to the Terms Agreement dated March 18, 1997 (the "Terms Agreement"), between the Company and Lehman Brothers Inc., Chase Securities Inc., NationsBanc Capital Markets, Inc. and TD Securities (USA) Inc.

     I am of the opinion that the Notes have been duly and validly issued by the Company.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Company's Current Report on Form 8-K dated March 21, 1997. I also consent to the reference to me under the heading "Legal Matters" in the Prospectus Supplement, dated March 18, 1997, to the Prospectus filed in the Company's Registration Statement on Form S-3 (No. 33-62537).

                                                        Very truly yours,

                                                        /s/ Elizabeth M. Steele
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                                                        Elizabeth M. Steele
                                                        General Counsel